Exhibit 99.1
NEWS FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investor Relations Contact:
Tom Ryan/Raphael Gross
866-947-4663
Media Contact:
Marcus Gamo/Aimee Grove
415-277-4925
ziprealty@allisonpr.com
ZipRealty, Inc. Appoints David Rector Chief Financial Officer
Richard Williams Appointed Chief Accounting Officer
EMERYVILLE, Calif.—(BUSINESS WIRE)—May 7, 2007—ZipRealty, Inc. (Nasdaq:ZIPR), a full-service residential real estate brokerage firm, announced today the promotion of David Rector to Senior Vice President and Chief Financial Officer and named Richard Williams Vice President, Controller and Chief Accounting Officer.
Mr. Rector was named Interim Chief Financial Officer in December 2006 and previously served as the Company’s Senior Vice President, Controller and Chief Accounting Officer. Mr. Rector has been affiliated with the Company for five years and is responsible for ZipRealty’s public company financial reporting compliance efforts. Previously, Mr. Rector held senior financial positions in the real estate, financial services, and internet/high tech industries. A Certified Public Accountant, Mr. Rector spent his early professional career as an audit manager with Price Waterhouse. He earned a Bachelor of Science degree in Business Administration from the University of California, Los Angeles.
Richard Williams has extensive experience as a senior financial executive, most recently serving as a consultant to resort facilities, providing expertise and management on various financing and development projects. Prior to that, Mr. Williams served in senior finance positions with various companies, including Herbalife International, The Irvine Company, and Caesars World, Inc. Mr. Williams, who is also a Certified Public Accountant, earned a Bachelor of Science degree in Business Administration from the University of Southern California.
Richard Sommer, Chief Executive Officer of ZipRealty, stated, “As we continue to build the infrastructure necessary to support our anticipated growth, I am very pleased to have added depth in the accounting and finance areas. I am delighted to have David on board as our Chief Financial Officer, and based on his performance in the interim role, have full confidence in his abilities. Richard is also a great addition to our senior team. His broad cross-industry experience should prove invaluable to ZipRealty as we grow nationally and implement the processes and disciplines necessary for expansion. We hope to benefit from Rich’s extensive experience in operations and strategic planning in both startup and growth organizations.”
About ZipRealty, Inc.
ZipRealty is a full-service residential real estate brokerage firm. The Company uses the Internet, proprietary technology and efficient business processes to provide home buyers and sellers with high-quality service and value. Founded in 1999, the Company currently operates in 26 major markets in 16 states and the District of Columbia with over 1,850 sales agents. The Company’s client-centric business strategy utilizes a sophisticated Web site, which enables home buyers and sellers to access comprehensive local Multiple Listing Services home listings data and other relevant information. The Company also utilizes a proprietary business management technology platform, which reduces costs and allows the Company to pass on significant financial savings to consumers. This Internet-enabled, technology-driven, employee-based model provides the Company with a distinct competitive advantage, allowing ZipRealty to consistently deliver outstanding service to clients. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP (1-800-225-5947).
Cautionary Language
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including statements concerning the Company’s future growth and related infrastructure, processes and disciplines, as well as the contributions of the Company’s executives. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including economic events or trends in the housing market, the Company’s ability to hire, retain and train key personnel, the Company’s access to MLS listings and leads from third parties that it does not control and other risk factors set forth in the Company’s filings with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. ZipRealty assumes no obligation to update the forward-looking statements included in this release.
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